UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2015

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 6, 2015 in New Haven, Connecticut. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes

Leonard Bell	176,540,206	99,313	1,215,400	4,946,574
David Brennan	177,382,387	36,873	435,659	4,946,574
M. Michele Burns	177,135,846	80,224	638,849	4,946,574
Christopher Coughlin	177,105,536	299,877	449,506	4,946,574
David Hallal	177,184,493	37,263	633,163	4,946,574
John T. Mollen	176,933,925	182,869	738,125	4,946,574
R. Douglas Norby	175,788,089	732,876	1,333,954	4,946,574
Alvin S. Parven	175,745,811	768,777	1,340,331	4,946,574
Andreas Rummelt	177,278,442	43,077	533,400	4,946,574
Ann M. Veneman	176,552,943	619,009	682,967	4,946,574

2.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2015 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

175,416,687	1,947,905	490,327	4,946,574

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions

181,493,307	1,079,168	229,018

4.	Approval of 2015 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions

177,278,876	342,761	233,282

5.	Shareholder proposal requesting the Board of Directors to amend Alexion's governing documents to allow for proxy access:

Votes For	Votes Against	Abstentions

87,188,567	89,946,367	719,985

6.	Shareholder proposal requesting the Board of Directors to amend Alexion's governing documents to give shareholders owning ten percent of Alexion stock the power to call a special meeting:

Votes For	Votes Against	Abstentions

79,446,714	98,155,603	252,602

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Vice President of Law and Corporate Secretary